December 21, 2007

Exhibit to Item 77K

Changes in Registrant's Certifying Accountant

On April 13, 2007, KPMG LLP was dismissed as RiverSource Global Series, Inc. (the "Registrant") principal accountants. The Joint Audit Committee and the Board of Directors of the Registrant approved the dismissal of KPMG LLP on April 12, 2007.

The audit reports of KPMG LLP on the Registrant's financial statements for RiverSource Global Equity Fund, RiverSource Global Bond Fund, RiverSource Emerging Markets Fund and RiverSource Global Technology Fund as of and for the fiscal years ended October 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two fiscal years ended October 31, 2006, and the subsequent interim period through April 13, 2007, there were no (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinions to the subject matter of the disagreement; or (ii) reportable events pursuant to paragraph (v) of Item 304(a)(1) of Regulation S-K.

The audit report of KPMG LLP on the Registrant's financial statements for RiverSource Emerging Markets Bond Fund as of and for the period from February 16, 2006 (when shares became publicly available) to October 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's period from February 16, 2006 (when shares became publicly available) to October 31, 2006, and the subsequent interim period through April 13, 2007, there were no (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinions to the subject matter of the disagreement; or
(ii) reportable events pursuant to paragraph (v) of Item 304(a)(1) of Regulation S-K.

The audit report of KPMG LLP on the Registrant's financial statements for RiverSource Absolute Return Currency and Income Fund as of and for the period from June 15, 2006 (when shares became publicly available) to October 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's period from June 15, 2006 (when shares became publicly available) to October 31, 2006, and the subsequent interim period through April 13, 2007, there were no (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinions to the subject matter of the disagreement; or
(ii) reportable events pursuant to paragraph (v) of Item 304(a)(1) of Regulation S-K.

The Registrant has requested KPMG LLP to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter dated December 21, 2007, from KPMG LLP is filed as Exhibit 77Q(1) to this Form N-SAR.

On April 12, 2007, the Board of Directors of the Registrant approved the engagement of Ernst & Young LLP (E&Y) as its independent auditors for the fiscal year ending October 31, 2007 to replace KPMG LLP. During the Registrant's two fiscal years ended October 31, 2006 and 2005 for for RiverSource Global Equity Fund, RiverSource Global Bond Fund, RiverSource Emerging Markets Fund and RiverSource Global Technology Fund and during the Registrant's period from February 16, 2006 (when shares became publicly available) to October 31, 2006 for RiverSource Emerging Markets Bond Fund and during the Registrant's period from June 15, 2006 (when shares became publicly available) to October 31, 2006 for RiverSource Absolute Return Currency and Income Fund and the subsequent interim period preceding E&Y's appointment, neither the Registrant nor anyone on behalf of the Registrant consulted with E&Y on any matter regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that E&Y concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.